CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (No. 333-279013) of Nuveen Nasdaq 100 Dynamic Overwrite Fund of our report dated February 27, 2025, relating to the financial statements and financial highlights which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 7, 2025